UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2009

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2009, Springbok Capital Management, LLC, Springbok Capital Onshore, LLC, Gavin Saitowitz, Soundpost Partners, LP, Jaime Lester, Lyrical Partners, L.P., Jeffrey Keswin, Robert S. Everett and Edward Gage (collectively, the “Springbok Group”) and MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”), entered into an agreement (the “Settlement Agreement”) to settle matters pertaining to the contested election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”).

The Company previously received a notice from the Springbok Group that the Springbok Group intended to nominate Gavin Saitowitz, Robert S. Everett and Edward Gage (the “Springbok Nominees”) for election to the Board at the Annual Meeting.

Pursuant to the Settlement Agreement, the Springbok Group will withdraw the Springbok Nominees, cease its solicitation efforts in support thereof and vote its shares in support of all of the Board’s director nominees and any Company proposals submitted for consideration at the Annual Meeting. In return, the Board will (i) appoint Gavin Saitowitz to the Board effective as of April 30, 2009, to serve as a Class II director, (ii) nominate Mr. Saitowitz at the Annual Meeting for re-election as a Class II director with a term expiring at the Company’s 2012 Annual Meeting of Stockholders and (iii) recommend that the stockholders of the Company vote to elect Mr. Saitowitz as a director at the Annual Meeting. The Springbok Group indicated a preference for the selection of Mr. Saitowitz, and the Board has agreed to appoint him to the Board and nominate Mr. Saitowitz at the Annual Meeting for re-election as a Class II director. If Mr. Saitowitz is not elected to the Board at the Annual Meeting, the Springbok Group shall thereafter be entitled to nominate an individual to serve on the Board, subject to a determination by the Board’s Nominating and Corporate Governance Committee that such individual is qualified, and the Company will promptly appoint that individual to the Board to serve until the 2012 Annual Meeting of Stockholders. The Springbok Group will not be able to nominate other directors for election at the Annual Meeting. The Company will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) that includes information regarding Mr. Saitowitz.

In connection with Mr. Saitowitz’s appointment, Jeffrey M. Bucher tendered his resignation as a member of the Board. The Board will initially be comprised of nine directors and will be reduced to eight directors prior to August 31, 2009, provided that the size of the Board may be increased in connection with a merger, share exchange or other business combination in which the Company is the surviving entity and which is approved by the stockholders of the Company.

As part of the Settlement Agreement, all pending litigation between MCG and the Springbok Group will be dismissed. In addition, the parties have further agreed to standstill provisions pursuant to which, during the period extending through the date of the Company’s 2010 Annual Meeting of Stockholders, the Springbok Group and its Representatives (as defined in the Settlement Agreement) will not, among other things, (i) engage in proxy solicitations in an election contest, (ii) advance stockholder proposals in connection with the election or removal of directors, (iii) seek to call a meeting of stockholders or solicit consents from stockholders or (iv) seek to obtain additional representation on the Board or remove any Board member. The standstill also restricts the Springbok Group from selling, offering or agreeing to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, any voting rights decoupled from the underlying voting securities held by the Springbok Group to any third party.

The Company has agreed to reimburse the Springbok Group in the amount of $550,000 for fees and expenses.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The press release announcing these matters is attached as Exhibit 99.1 hereto.

The discussion under Item 5.02(d) below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 27, 2009, Jeffrey M. Bucher tendered his resignation as a member of the Board of MCG, effective as of April 30, 2009. The resignation of Mr. Bucher is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

(d)

On April 23, 2009, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Gavin Saitowitz to the Board to serve as a Class II director effective as of April 30, 2009. Mr. Saitowitz will also serve as a member of the Audit, Compensation, Nominating and Corporate Governance and Investment and Valuation Committees of the Board.

Mr. Saitowitz is a Managing Member of Springbok Capital Management, LLC, a New York-based investment management firm. Prior to co-founding Springbok Capital, from 2002 through 2004, Mr. Saitowitz served as an Investment Analyst at Highfields Capital Management LP, a Boston-based investment firm specializing in long-term capital appreciation. From 1998 to 2000, Mr. Saitowitz was an Analyst at Kohlberg Kravis Roberts & Co., a private equity firm. From 1996 to 1998, Mr. Saitowitz was an Analyst in the Investment Banking Division of Goldman, Sachs & Co. Mr. Saitowitz received a B.S. from the University of Colorado, Boulder and an M.B.A. from Harvard Business School.

Mr. Saitowitz will receive the standard compensation received by the Company’s non-employee directors. These compensation arrangements are discussed in the Company’s preliminary proxy statement filed with the SEC on April 9, 2009 and will also be included in the Company’s definitive proxy statement related to the Annual Meeting.

On April 28, 2009, the Company also announced that the Springbok Group had signed a Settlement Agreement with the Company. In the Settlement Agreement, the Company confirms the Board’s intention to (i) appoint Mr. Saitowitz as a Class II director, (ii) nominate Mr. Saitowitz at the Annual Meeting for re-election as a Class II director with a term expiring at the Company’s 2012 Annual Meeting of Stockholders and (iii) recommend that the stockholders of the Company vote to elect Mr. Saitowitz as a director at the Annual Meeting. Under the terms of the Settlement Agreement, the Springbok Group has agreed to certain standstill provisions and confirms, among other items, that they will support the Board’s full list of nominees at the Company’s next two annual meetings and vote all shares of voting securities which they beneficially own, with respect to every other proposal submitted to the Company’s stockholders at the Annual Meeting, in accordance with the Board’s recommendation.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant, the amount involved exceeds $120,000, and in which Mr. Saitowitz had, or will have, a direct or indirect material interest.

The full text of the Settlement Agreement is included as Exhibit 10.1 hereto and is incorporated herein by reference. The press release announcing these matters is attached as Exhibit 99.1 hereto.

Additional Information and Where to Find It

In connection with the solicitation of proxies, MCG has filed with the SEC a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the proposals to be presented at the Company’s 2009 Annual Meeting of Stockholders. The proxy statement contains important information about the Company and the 2009 Annual Meeting of Stockholders. In connection with its 2009 Annual Meeting of Stockholders, MCG will distribute a definitive proxy statement to stockholders. In addition, MCG files annual, quarterly and special reports, proxy and information statements and other information with the SEC. You are urged to read the proxy statement and other information when they become available because they contain important information about MCG and the proposals to be presented at the 2009 Annual Meeting of Stockholders. These documents are available free of at the SEC’s web site at www.sec.gov or from MCG at www.mcgcapital.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

MCG and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of MCG in connection with the election of directors and other matters to be proposed at MCG’s 2009 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors, executive officers and specified employees will be included in the definitive proxy statement to be filed by MCG with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement dated as of April 24, 2009 by and among Springbok Capital Management, LLC, Springbok Capital Onshore, LLC, Gavin Saitowitz, Soundpost Partners, LP, Jaime Lester, Lyrical Partners, L.P., Jeffrey Keswin, Edward Gage, Robert S. Everett and MCG Capital Corporation

99.1	Press Release issued by MCG Capital Corporation on April 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: April 28, 2009	By:	/s/ Stephen J. Bacica
Stephen J. Bacica
Executive Vice President and Chief Financial Officer